UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2021

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, $0.0001 par value	RKLBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2021, Rocket Lab USA, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Platinum Merger Sub, Inc. (“Merger Sub”), Planetary Systems Corporation (“PSC”), and Michael Whalen as shareholder representative, which provides for, among other things, the merger of Merger Sub with and into PSC, with PSC being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of PSC will be cancelled in exchange for aggregate consideration of up to approximately $42 million in cash, 1,720,841 shares of the Company’s common stock, and up to 956,023 shares of the Company’s common stock that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by the Company (the “Acquisition”). The Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. In connection with the Acquisition, the Company has entered into customary offer letters or employment agreements with certain key employees of PSC. The Company has also agreed to file a resale registration statement with respect to the common stock issued or issuable in the Acquisition prior to the six-month anniversary of the date of the Merger Agreement. The transactions contemplated by the Merger Agreement are expected to close in the Company’s fourth quarter of 2021.

The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Results of Operations and Financial Condition

On November 15, 2021, Rocket Lab USA, Inc. issued a press release announcing financial results for the three and nine months ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and a copy of the related investor presentation to be used on a conference call with investors is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth under this Item 2.02 and in Exhibits 99.1 and 99.2 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The common stock consideration to be issued in connection with the Acquisition (including any shares issued upon the satisfaction of the performance based earn-out) will be issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure

On November 15, 2021, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.3.

The information set forth under this Item 7.01 and in Exhibits 99.3 is not being filed for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of the registrant under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Agreement and Plan of Merger, by and among Rocket Lab USA, Inc., Platinum Merger Sub, Inc., Planetary Systems Corporation, and Michael Whalen as shareholder representative, dated November 15, 2021.

99.1	Press Release of Rocket Lab USA, Inc., dated November 15, 2021, announcing the results for the third quarter ended September 30, 2021.

99.2	Investor Presentation, dated November 15, 2021.

99.3	Press Release of Rocket Lab USA, Inc., dated November 15, 2021, announcing Planetary Systems Corporation acquisition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer